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QueryObject

FOR IMMEDIATE RELEASE

CONTACT:  Daniel Pess
          QueryObject Systems Corporation
          516-228-8500 x123
          dpess@queryobject.com

             QUERYOBJECT SELLS ITS ASSETS TO ITS LARGEST DISTRIBUTOR

ROSYLN  HEIGHTS,  N.Y. - DECEMBER  20, 2001 -  QueryObject  Systems  Corporation
(AMEX:  OBJ),  announced today that subject to the approval of its  stockholders and the  satisfaction  of certain  other closing  conditions,  it has reached an agreement to sell its technology and certain other assets.  The sale will result in gross  proceeds  to the  Company  of  $900,000  and the sale is being made to
CrossZ Solutions SpA, an Italian company focused on the design,  development and distribution of Customer Performance Management solutions for the Telco market.

As previously announced,  the company experienced a drop-off in sales activities since early  September  and has not been  successful  in raising the  additional capital necessary to continue operating in the current economic climate.

                                      ####

QueryObject  System  is a  registered  trademark  and  QueryObject,  QueryObject
Analyzer,  INTERNETQueryObject,   IQO,  QueryObjectEXCHANGE  and  QOXCHANGE  are
trademarks  of  QueryObject  Systems  Corporation.   All  other  trademarks  and
registered  trademarks  referenced  in this  document  are the property of their respective holders.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  hereby.  Investors are cautioned  that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the Company's  development as a software products company,  and the ability of certain  partnerships  to aid in that growth;  the  capability of the company's  products  to perform as  optimized  analytical  data  marts;  and the ability of the company's  products to support the  performance of other business
intelligence   tools.   Although  the  Company  believes  that  the  assumptions
underlying the forward-looking  statements contained herein are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be  accurate.  In  light  of  the  significant  uncertainties  inherent  in  the forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.